UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): April 25, 2003

DELTA MUTUAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30563 14-1818394

(Commission File Number) (IRS Employer Identification No.)

111 North Branch Street, Sellersville, Pennsylvania 18960

(Address of principal executive offices) (Zip Code)

1730 Rhode Island Avenue, Suite 812, Washington, DC 20036

(Former Address)

(215) 258-2800

(Registrant's telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

On April 25, 2003, the Registrant issued the press release attached as Exhibit 99.1 in connection with the execution and delivery of a certain Letter of Intent signed by and between the Registrant and Burrows Consulting, Inc., a copy of which is attached hereto as an exhibit.

Item 7. Financial Statements and Exhibits

(c) Exhibits

10.3 Letter of Intent, dated March 31, 2003, by and between

Registrant and Burrows Consulting, Inc..

99.1 Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DELTA MUTUAL, INC.

Dated: April 25, 2003 By: _/s/ Peter F. Russo

Peter F. Russo

President

EXHIBIT INDEX

Exhibit 99.1

Delta Mutual Inc.

PRESS RELEASE

Sellersville, Pa. April 25, 2003

Delta Mutual, Inc. Expands Waste Remediation Business Plan to Include Remediation Technologies Relating to Special Military Projects .

In an announcement dated today, April 25, 2003 Delta Mutual, Inc. and Ms. Jamie Burrows and Burrows Consulting Inc., a Texas Based Corporation (collectively referred to as "Burrows") have signed a Letter of Intent to form a joint venture company, to be known as Delta Specialty Services.

Delta Specialty Services will be based in Houston, Texas and will engage in providing waste remediation technologies and services on a project basis to the United States Government, foreign governments and their respective departments, agencies, political sub-divisions as well as to private entities around the World.

Ms. Burrows is experienced in integrating technology providers, systems contractors, and disposal facilities with various regulatory agencies, local and national activist groups in a transparent and interrelated forum. Directly and indirectly, Ms. Burrows works as a consultant to both military and commercial disposal facilities assisting in various areas of Public Relations, Strategic Planning and Disposal options for various systems and military projects.

Delta Specialty Services expects to generate project revenues of about $ 1.7 million during the first 12 months of operation and more than $ 6.5 million over 24 months from its inception.

Delta Mutual, through its penetration plans in Eastern Europe and the former Soviet Union, views this as an opportunity for Delta Specialty Services to provide similar activities as these emerging markets require.

Forward - Looking Statement

This Press Release contains forward - looking statements that involve risks and uncertainties, which may include statements about our:

    Projected revenues and sources of revenues
    Business strategy and development plans
    Plans for entering into new businesses and acquisitions
    Anticipated sources of funds, including the proceeds from future operations
    Plans, objectives, expectations and intentions contained in this Press Release that are not historical facts

When used in this Press Release, the words "expects", "intends", "projects", "believes", "seeks", "estimates", and similar expressions are generally intended to identify forward - looking statements. Because these forward - looking statements involve risks and uncertainties, actual results could differ materially from those discussed in this Press Release. We assume no obligation to update any forward - looking statement.

Contact:

Delta Mutual, Inc.

Peter F. Russo, 215/258-2800

Fax: 215/258-2870

EXHIBIT 10.3

Delta Mutual, Inc.

111 North Branch Street

Sellersville, Pennsylvania 18960

March 31, 2003

PERSONAL AND CONFIDENTIAL

Ms. Jamie Burrows

and

Burrows Consulting, Inc.

107 Sage Road

Houston, Texas 77056

Dear Ms. Burrows:

This correspondence shall serve as a letter of intent by and between Delta Mutual, Inc., a Delaware corporation (Delta"), you, Ms. Jamie Burrows, an individual and Burrows Consulting, In., a Texas corporation (collectively, referred to as "Burrows"), pursuant to which Delta and its wholly owned subsidiary, Delta Specialty Services, Inc. (Delta-Sub") shall enter into a business arrangement with you so that under your direction, Delta-Sub will be in a position to engage in providing waste remediation technologies and services on a project basis to the United States Government, foreign governments, their respective departments, agencies and political subdivisions as well as to private entities throughout the World. We agree that Delta-Sub will operate under your direction autonomously from Delta. We agree to pursue definitive contractual agreements encompassing the following matters:

  Ownership and Management of Delta-Sub. It is contemplated that Delta, Delta-Sub and Burrows shall cause to be executed and delivered a shareholders agreement (Shareholders' Agreement"), at the "Closing", defined below, pursuant to which the parties shall provide for the following:
    Delta shall issue to Burrows or their designee forty (40%) percent of the authorized capital shares of Delta-Sub and sixty (60%) percent shall be retained by Delta; at Closing, Delta-Sub shall have an initial Board of Directors composed of five (5) members: Ms. Burrows and a member to be appointed by mutual agreement of Ms. Burrows and Delta. Any proposed "Capital Transactions" shall require the affirmative vote of no less than eighty (80%) percent of the membership of the entire Board (a "Super-Majority Vote"). The term "Capital Transactions" shall mean: any debt or equipment financing above a mutually agreed upon threshold; a merger, reorganization or other combination; the sale of assets; any further equity financing following "Initial Funding", defined below, or other proposed transaction pursuant to the terms of which Delta-Sub's charter or bylaws, businesses, ownership structure or assets are sought to be materially modified or changed.
    Delta's and Burrows' initial equity ownership positions in Delta-Sub shall be subject to a "stand-still" provision, preventing any transfer or sale by either party of their respective Delta-Sub equity shares during the first three (3) years following Closing, except pursuant to a Super-Majority Vote of its Board and the consent of the selling shareholder or in the event of the untimely death or permanent disability of Ms. Burrows or the insolvency or the filing of a bankruptcy petition by Delta. Following such period and only after providing the Delta-Sub and then the other party with a right of first purchase, the parties shall be permitted to sell their equity shares to a third party. There shall also be a co-sale provision.
    The Shareholders' Agreement shall contain such further provisions normally contained in shareholder agreements, including but not limited to provisions covering events of default and cross-default, dispute resolution, notice and governing law, and voting of shares.
  Burrows' Employment Agreement. Delta-Sub and Burrows shall execute and deliver an employment agreement (the "Employment Agreement") at the Closing, pursuant to which Burrows shall be appointed and employed as the president and chief executive officer of Delta-Sub which shall contain terms and provisions which will be the subject of a supplemental agreement.
  Initial Funding of Business. Delta-Sub and Burrows have mutually agreed upon a budget and financial forecast for Delta-Sub, covering the first several years of operations for the business to be conducted by Burrows.
  Best Efforts. The parties hereby agree to utilize their respective best efforts to prepare the Shareholders' Agreement and the Employment Agreement as well as any other necessary documents for purposes of effectuating the transactions contemplated herein and proceeding to the Closing of such transactions.
  Public Announcements. Neither party shall make any press release or other public announcement concerning any part or all of the matters contained in the Letter of Intent without the prior written consent of the other party.
  Confidentiality. The parties agree to provide one another with access to their respective confidential records, documents and financial information concerning their respective businesses, plans of operation and customer-client lists; each party agrees to keep confidential and not disclose to any other party, any employee, agent or partner any confidential information except on a "need to know" basis.
  Legal Effect. This Letter of Intent is not a legally enforceable contract but an expression of the parties' mutual intent and objective to proceed with the definitive legal documents contemplated hereby, to wit, the Shareholders' Agreement and the Employment Agreement identified herein. Only the parties' promises of confidentiality set forth in Paragraph 6 above are legally enforceable by any party to this Letter of Intent.

Please indicate your acknowledgement of and agreement to the foregoing by signing your name where found below. We look forward to an exciting and profitable business partnership with you.

Very truly yours,

AGREED TO AND ACCEPTED BY: DELTA MUTUAL, INC.

_/s/ Jamie Burrows_ ______________ By:_/s/ Peter F. Russo_______

Jamie Burrows, March 31, 2003 Peter F. Russo, President

Burrows Consulting, Inc. DELTA-SUB

By: /s/ Jamie B. Burrows__________ By:_/s/ Peter F. Russo_______

Jamie B. Burrows, President Peter F. Russo, President